Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545
Fax (303) 369-9384
Email larryodonnellcpa@comcast.net
www.larryodonnellcpa.com

2228 South Fraser Street
Unit I
Aurora, Colorado 80014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated March 31, 2010 on the financial statements of Blu Vu Deep Oil & Gas Exploration, Inc. as of December 31, 2009 and 2008 and for the years then ended which is included in this Form 8-K/A of Deltron, Inc.

/s/ Larry O'Donnell, CPA, P.C.

Larry O'Donnell, CPA, P.C.

August 13, 2010
Aurora, Colorado

Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545
Fax (303) 369-9384
Email larryodonnellcpa@comcast.net
www.larryodonnellcpa.com

2228 South Fraser Street
Unit I
Aurora, Colorado 80014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation of my report dated March 31, 2010 on the financial statements of Blu Vu Deep Oil & Gas Exploration, Inc. as of December 31, 2009 and 2008 and for the years then ended which is included in this Form 8-K/A of Deltron, Inc.

/s/ Larry O'Donnell, CPA, P.C.

Larry O'Donnell, CPA, P.C.

August 13, 2010
Aurora, Colorado